Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent  to the use in this Amendment No. 2 to the Registration Statement
No. 333-07429 of Remington Products Company, L.L.C. and Remington Capital Corp., its wholly-owned subsidiary, on Form S-4 of our report dated May 16, 1996, appearing in the Prospectus which is part of such Registration Statement.


We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Stamford, Connecticut


September 30, 1996